Exhibit 99.1

_______________________________________________ Press Release For immediate release
_______________________________________________ Invesco Mortgage Capital Inc. Reports Third Quarter 2013 Financial Results Contact: Bill Hensel, 404-479-2886

Net loss of $8.7 million or $(0.06) per common share
Core earnings of $67.5 million or $0.50 per common share *
Book Value of $17.64 per common share

Atlanta – October 28, 2013 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced results for the quarter ended September 30, 2013.

“During the third quarter, we continued to strengthen our portfolio by reducing interest rate risk and reliance on short term borrowings,” said Richard King, President and CEO.  “Core earnings were $0.50 per share in Q3 which matched our dividend. We offset realized gains from the second quarter to reposition our portfolio to benefit from an improving credit environment in residential and commercial real estate.”

($ in millions, except per share amounts)
	Q3 ‘13	Q2 ‘13
	(unaudited)	(unaudited)
Average earning assets (at amortized costs)	$20,452.7	$21,614.6
Average borrowed funds	18,150.6	19,139.2
Average equity	$2,426.3	$2,774.4

Interest income	$171.3	$175.7
Interest expense	89.6	79.5
Net interest income	81.7	96.2
Other income (loss)	(74.5)	61.3
Operating expenses	13.2	13.9
Net income (loss)	(6.0)	143.1
Preferred dividend	2.7	2.7
Net income (loss) after preferred dividend	$(8.7)	$140.3

Average portfolio yield	3.35%	3.25%
Average cost of funds	1.97%	1.66%
Debt to equity ratio	6.9	7.6
Return on average equity	(1.44)%	20.23%
Book value per common share (diluted)	$17.64	$17.88
Earnings (loss) per common share (basic)	$(0.06)	$1.03
Core earnings per common share *	$0.50	$0.59
Dividend per common share	$0.50	$0.65
Dividend per preferred share	$0.4844	$0.4844

* Core earnings is a non-GAAP financial measure. See the section on non-GAAP financial information for important disclosures and a reconciliation to the most comparable U.S. GAAP measure to core earnings.

Financial Summary

During the third quarter, the Company continued to reduce exposure to interest rate risk and sold agency mortgage-backed securities (“MBS”) that resulted in a loss on sale of $69.3 million or $0.51 per share compared to a net gain of $5.7 million or $0.04 per share in the second quarter.  In addition, the Company sold interest rate swaptions realizing a gain of $39.1 million or $0.29 per share in the third quarter compared to $27.2 million or $0.20 per share in the second quarter.  The Company had unrealized losses on its hedging portfolio that flow through earnings of $46.0 million or $0.34 per share for the quarter ended September 30, 2013 compared to an unrealized gain of $26.2 million or $0.19 per share for the quarter ended June 30, 2013.

As of September 30, 2013, the Company’s MBS portfolio was $18.8 billion, a decrease of $1.0 billion from June 30, 2013.  For the quarter ended September 30, 2013, average earning assets were $20.5 billion, representing a decrease of $1.1 billion from June 30, 2013.  The portfolio generated interest income of $171.3 million during the three months ended September 30, 2013, which reflects a decrease of $4.4 million from the three months ended June 30, 2013.

For the quarter ended September 30, 2013, the Company had average borrowings of approximately $18.2 billion and interest expense, including cost of hedging, of $89.6 million, compared to $19.1 billion and $79.5 million, respectively, for the second quarter of 2013.  Our average cost of funds was 1.97% and 1.66% for the third quarter and second quarter, respectively.

Operating expenses for the third quarter of 2013 totalled $13.2 million, compared to $13.9 million for the second quarter.  The ratio of operating expenses to average equity for the third quarter was 2.18%, which was an increase of 18 basis points from the second quarter.

The Company declared a common stock dividend of $0.50 per share for the third quarter of 2013.  The dividend was paid on October 28, 2013.

The Company declared a preferred stock dividend of $0.4844 per share for the third quarter of 2013.  The dividend was paid on October 25, 2013.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Tuesday, October 29, 2013, at 8:30 a.m. ET, by calling one of the following numbers:

US/Canada Toll Free:  888-942-8507
International:  415-228-4839
Passcode: Invesco

An audio replay will be available until 5:00 pm ET on November 12, 2013 by calling:

866-475-8038 (North America) or 203-369-1511 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same.  Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. In addition, words such as “will,” “anticipates,” “expects” and “plans,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge investors to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s
Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice.  We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
$ in thousands, except per share data	2013	2012	2013	2012

Interest income
Mortgage-backed securities	157,539	140,477	486,619	421,442
Residential loans	13,417	-	20,443	-
Commercial loans	372	-	432	-
Total interest income	171,328	140,477	507,494	421,442
Interest expense
Repurchase agreements	73,695	60,327	208,487	172,312
Exchangeable senior note	5,621	-	12,403	-
Asset-backed securities issued	10,266	-	15,722	-
Total interest expense	89,582	60,327	236,612	172,312
Net interest income	81,746	80,150	270,882	249,130
Provision for loan losses	87	-	751	-
Net interest income after provision for loan losses	81,659	80,150	270,131	249,130

Other income (loss)
Gain (loss) on sale of investments, net	(69,323)	12,836	(56,919)	24,978
Equity in earnings and fair value change in unconsolidated
ventures	1,422	3,262	5,169	6,231
Realized and unrealized gain (loss) on interest rate derivative instruments	(6,887)	(808)	44,424	(2,851)
Realized and unrealized credit default swap income	297	1,348	828	2,694
Total other income (loss)	(74,491)	16,638	(6,498)	31,052

Expenses
Management fee – related party	10,945	9,053	32,106	26,372
General and administrative	2,259	959	6,845	3,132
Total expenses	13,204	10,012	38,951	29,504
Net income (loss)	(6,036)	86,776	224,682	250,678
Net income (loss) attributable to non-controlling interest	(63)	1,026	2,392	3,025
Net income (loss) attributable to Invesco Mortgage Capital Inc.	(5,973)	85,750	222,290	247,653
Dividends to preferred shareholders	2,713	2,682	8,138	2,682
Net income (loss) attributable to common shareholders	(8,686)	83,068	214,152	244,971

Earnings (loss) per share:
Net income (loss) attributable to common shareholders
Basic	(0.06)	0.72	1.61	2.12
Diluted	(0.06)	0.72	1.56	2.12
Dividends declared per common share	0.50	0.65	1.80	1.95

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

$ in thousands, except per share amounts	As of
	September 30,	December 31,
ASSETS	2013	2012

	(Unaudited)

Mortgage-backed securities, at fair value	18,811,679	18,470,563
Residential loans, held-for-investment, net of loan loss reserve	1,532,389	-
Commercial loans, held-for-investment, net of loan loss reserve	17,388	-
Cash and cash equivalents	199,095	286,474
Due from counterparties	8,119	-
Investment related receivable	8,912	41,429
Investments in unconsolidated ventures, at fair value	42,276	35,301
Accrued interest receivable	71,198	62,977
Derivative assets, at fair value	188,509	6,469
Deferred securitization and financing costs	14,033	-
Other investments	10,000	10,000
Other assets	1,883	1,547
Total assets (1)	20,905,481	18,914,760

LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	15,897,612	15,720,460
Asset-backed securities issued	1,411,897	-
Exchangeable senior notes	400,000	-
Derivative liability, at fair value	316,670	436,440
Dividends and distributions payable	71,037	79,165
Investment related payable	201,203	63,715
Accrued interest payable	19,554	15,275
Collateral held payable	21,045	-
Accounts payable and accrued expenses	3,885	877
Due to affiliate	11,457	9,308
Total liabilities (1)	18,354,360	16,325,240

Equity:
Preferred Stock: par value $0.01 per share, 50,000,000 shares authorized; 7.75% series A cumulative redeemable, $25 liquidation preference, 5,600,000 shares issued and outstanding at September 30, 2013
and December 31, 2012, respectively	135,356	135,362
Common Stock: par value $0.01 per share, 450,000,000 shares
authorized; 135,224,162 and 116,195,500 shares issued and
outstanding at September 30, 2013 and December 31, 2012, respectively	1,352	1,162
Additional paid in capital	2,712,790	2,316,290
Accumulated other comprehensive income (loss)	(315,469)	86,436
Retained earnings (distributions in excess of earnings)	(9,912)	18,848
Total shareholders’ equity	2,524,117	2,558,098
Non-controlling interest	27,004	31,422
Total equity	2,551,121	2,589,520

Total liabilities and equity	20,905,481	18,914,760

(1) Our consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and  liabilities of the VIEs for which creditors do not have recourse to the primary beneficiary (IAS Asset I LLC, an indirect subsidiary of Invesco Mortgage Capital, Inc.).  At September 30, 2013 and December 31, 2012, total assets of the consolidated VIEs were $1,540,150 and $0, respectively, and total liabilities of the consolidated VIEs were $1,415,784 and $0, respectively.

Non-GAAP Financial Information

In addition to the results presented in accordance with GAAP, this release contains the non-GAAP financial measure of “core earnings”.  The Company’s management uses core earnings in its internal analysis of results and believes this information is useful to investors for the reasons explained below.

We calculate core earnings as GAAP net income attributable to common shareholders excluding gain/loss on sale of investments and realized and unrealized gain/loss on interest rate derivative instruments.  The Company records changes in the valuation of its investment portfolio and certain interest rate swaps in other comprehensive income.  In addition, the Company uses swaptions and futures that do not qualify under GAAP for inclusion in other comprehensive income and, as such, the changes in valuation are recorded in the period in which they occur.  For internal portfolio analysis, the Company’s management deducts these gains and losses from GAAP net income to provide a consistent view of investment portfolio performance across reporting periods.

The Company believes the presentation of core earnings allows investors to evaluate and compare the performance of the Company to that of its peers because core earnings measures investment portfolio performance over multiple reporting periods by removing realized and unrealized gains and losses.  As such, the Company believes that the disclosure of core earnings is useful to its investors.

However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with GAAP), or an indication of our cash flow from operating activities (determined in accordance with GAAP), a measure of our liquidity, or an indication of amounts available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating core earnings may differ from those employed by other companies for a similarly described measure and, therefore, may not be comparable.

Reconciliation of Net Income Attributable to Common Shareholders to Core Earnings

	Three Months ended		Nine Months ended
	September 30,		September 30,
$ in thousands, except per share data	2013	2012	2013	2012

Net income (loss) attributable to common shareholders	(8,686)	83,068	214,152	244,971
Adjustments
(Gain) loss on sale of investments, net	69,323	(12,836)	56,919	(24,978)
Realized gain on interest rate derivative instruments	(39,075)	-	(66,234)	-
Unrealized loss on interest rate derivative instruments (1)	45,962	808	21,810	2,851
Total adjustments	76,210	(12,028)	12,495	(22,127)
Core earnings	67,524	71,040	226,647	222,844

Basic earnings per common share	(0.06)	0.72	1.61	2.12
Core earnings per share attributable to common shareholders	0.50	0.62	1.70	1.93

(1) Unrealized (gain) loss on interest rate derivative instruments for the three and nine months ended September 30, 2013 include adjustments for unrealized losses of $3.4 million attributed to short U.S. Treasury futures contracts the Company began purchasing during the three months ended September 30, 2013.

Mortgage-Backed Securities

The following table summarizes certain characteristics of the Company’s MBS portfolio as of September 30, 2013:

							Period-
						Net	end	Quarterly
		Unamortized		Unrealized		Weighted	Weighted	Weighted
	Principal	Premium	Amortized	Gain/	Fair	Average	Average	Average
$ in thousands	Balance	(Discount)	Cost	(Loss), net	Value	Coupon (1)	Yield (2)	Yield (3)
Agency RMBS:
15 year fixed-rate	1,722,520	89,091	1,811,611	28,193	1,839,804	4.02%	2.24%	2.35%
30 year fixed-rate	8,689,193	579,210	9,268,403	(246,644)	9,021,759	3.95%	2.64%	2.84%
ARM	197,033	(468)	196,565	1,335	197,900	2.73%	2.55%	2.41%
Hybrid ARM	977,583	(3,512)	974,071	3,236	977,307	2.56%	2.39%	2.19%
Total Agency pass-through	11,586,329	664,321	12,250,650	(213,880)	12,036,770	3.82%	2.56%	2.73%

Agency-CMO(4)	1,491,381	(1,004,321)	487,060	(4,416)	482,644	2.80%	3.16%	2.31%
Non-Agency RMBS(5)	4,344,281	(646,859)	3,697,422	11,589	3,709,011	3.67%	3.76%	4.63%
CMBS(6)	4,585,928	(2,027,009)	2,558,919	24,335	2,583,254	3.50%	4.68%	4.60%
Total	22,007,919	(3,013,868)	18,994,051	(182,372)	18,811,679	3.66%	3.10%	3.34%

(1) Net weighted average coupon (“WAC”) as of September 30, 2013 is presented net of servicing and other fees.
(2) Average yield based on amortized costs as of September 30, 2013 and incorporates future prepayment and loss assumptions.
(3) Average yield based on average amortized costs for the three months ended September 30, 2013 and incorporates future prepayment and loss assumptions.
(4) Included in the Agency-CMO are interest-only securities which represent 16.4% of the balance based on fair value.
(5) The non-Agency RMBS held by the Company is 61.0% variable rate, 34.3% fixed rate, and 4.7% floating rate based on fair value.
 (6) Included in the CMBS are interest-only securities and commercial real estate mezzanine loan pass-through certificates which represent 8.0% and 1.8% of the balance based on fair value, respectively.

Constant Prepayment Rates (CPR)

The CPR of our portfolio impacts the amount of premium and discount on the purchase of securities that is recognized into income. Our Agency and non-Agency RMBS had a weighted average CPR of 13.1 and 12.6 for the three months ended September 30, 2013 and June 30, 2013, respectively. The table below shows the three month CPR for our RMBS compared to bonds with similar characteristics (“Cohorts”).

	September 30, 2013		June 30, 2013
	Company	Cohorts	Company	Cohorts

15 year Agency RMBS	15.9	23.9	19.5	27.8
30 year Agency RMBS	10.1	14.2	9.5	15.8
Agency Hybrid ARM RMBS	18.1	NA	22.8	NA
Non-Agency RMBS	17.3	NA	15.5	NA
Weighted average	13.1	NA	12.6	NA

Borrowings

The following table summarizes the Company’s borrowings by type of investment as of September 30, 2013 and December 31, 2012*:

$ in thousands	September 30, 2013			December 31, 2012
			Weighted			Weighted
		Weighted	Average		Weighted	Average
		Average	Remaining		Average	Remaining
	Amount	Interest	Maturity	Amount	Interest	Maturity
	Outstanding	Rate	(days)	Outstanding	Rate	(days)
Agency RMBS	10,958,730	0.37%	18	11,713,565	0.48%	16
Non-Agency RMBS	2,995,413	1.55%	33	2,450,960	1.75%	23
CMBS	1,943,469	1.42%	21	1,555,935	1.51%	18
Exchangeable Senior Notes	400,000	5.00%	1,627	-	-%	-
Total	16,297,612	0.83%	60	15,720,460	0.78%	17

*Excludes consolidated asset-backed securities issued

Interest Rate Hedges

The following table summarizes our interest rate derivatives outstanding, which were designated as cash flow hedges of interest rate risk, as of September 30, 2013:

$ in thousands				Fixed Interest Rate
Counterparty		Notional	Maturity Date	in Contract
SunTrust Bank		100,000	7/15/2014	2.79%
Deutsche Bank AG		200,000	1/15/2015	1.08%
Deutsche Bank AG		250,000	2/15/2015	1.14%
Credit Suisse International		100,000	2/24/2015	3.26%
Credit Suisse International		100,000	3/24/2015	2.76%
Wells Fargo Bank, N.A.		100,000	7/15/2015	2.85%
Wells Fargo Bank, N.A.		50,000	7/15/2015	2.44%
Morgan Stanley Capital Services, LLC		300,000	1/24/2016	2.12%
The Bank of New York Mellon		300,000	1/24/2016	2.13%
Morgan Stanley Capital Services, LLC		300,000	4/5/2016	2.48%
Citibank, N.A.		300,000	4/15/2016	1.67%
Credit Suisse International		500,000	4/15/2016	2.27%
The Bank of New York Mellon		500,000	4/15/2016	2.24%
JPMorgan Chase Bank, N.A.		500,000	5/16/2016	2.31%
Goldman Sachs Bank USA		500,000	5/24/2016	2.34%
Goldman Sachs Bank USA		250,000	6/15/2016	2.67%
Wells Fargo Bank, N.A.		250,000	6/15/2016	2.67%
JPMorgan Chase Bank, N.A.		500,000	6/24/2016	2.51%
Citibank, N.A.		500,000	10/15/2016	1.93%
Deutsche Bank AG		150,000	2/5/2018	2.90%
ING Capital Markets LLC		350,000	2/24/2018	0.95%
Morgan Stanley Capital Services, LLC		100,000	4/5/2018	3.10%
ING Capital Markets LLC		300,000	5/5/2018	0.79%
JPMorgan Chase Bank, N.A.		200,000	5/15/2018	2.93%
UBS AG		500,000	5/24/2018	1.10%
ING Capital Markets LLC		400,000	6/5/2018	0.87%
The Royal Bank of Scotland Plc		500,000	9/5/2018	1.04%
CME Clearing House	(5)(6)	300,000	2/5/2021	2.50%
CME Clearing House	(5)(6)	300,000	2/5/2021	2.69%
Wells Fargo Bank, N.A.		200,000	3/15/2021	3.14%
Citibank, N.A.		200,000	5/25/2021	2.83%
HSBC Bank USA, National Association	(3)	550,000	2/24/2022	2.45%
The Royal Bank of Scotland Plc	(4)	400,000	3/15/2023	2.39%
UBS AG	(4)	400,000	3/15/2023	2.51%
HSBC Bank USA, National Association		250,000	6/5/2023	1.91%
HSBC Bank USA, National Association		250,000	7/5/2023	1.97%
The Royal Bank of Scotland Plc		500,000	8/15/2023	1.98%
CME Clearing House	(6)	600,000	8/24/2023	2.88%
UBS AG	(1)	250,000	11/15/2023	2.23%
HSBC Bank USA, National Association	(2)	500,000	12/15/2023	2.20%
Total		12,800,000		2.12%
(1) Forward start date of November 2013
(2) Forward start date of December 2013
(3) Forward start date of February 2015
(4) Forward start date of March 2015
(5) Forward start date of February 2016
(6)   Beginning June 10, 2013, regulations promulgated under The Dodd-Frank Wall Street Reform and Consumer Protection Act mandate that the Company clear new interest rate swap transactions through a central counterparty. Transactions that are centrally cleared result in the Company facing a clearing house, rather than a swap dealer, as counterparty.  Central clearing requires the Company to post collateral in the form of initial and variation margin to the clearinghouse which reduces default risk.

Average Balances

The following table shows the average balances for the three months and nine months ended September 30, 2013 and 2012:

	Three Months ended		Nine Months ended
	September 30,		September 30,
$ in thousands	2013	2012	2013	2012
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	1,849,443	2,262,090	1,947,324	2,365,084
30 year fixed-rate, at amortized cost	9,679,520	9,244,544	10,894,824	7,969,201
ARM, at amortized cost	102,828	136,990	89,832	161,715
Hybrid ARM, at amortized cost	578,696	796,446	518,079	1,175,280
MBS-CMO, at amortized cost	494,089	502,646	500,781	450,419
Non-Agency RMBS, at amortized cost	3,662,796	2,496,031	3,574,810	2,391,076
CMBS, at amortized cost	2,533,174	1,516,371	2,362,370	1,329,005
Residential Loans, at amortized cost	1,538,830	-	793,814	-
Commercial Loans, at amortized cost	13,312	-	8,971	-
Average MBS and Residential Loans portfolio	20,452,688	16,955,118	20,690,805	15,841,780

Average Portfolio Yields (1):
Agency RMBS:
15 year fixed-rate	2.35%	2.40%	2.23%	2.60%
30 year fixed-rate	2.84%	2.92%	2.82%	3.22%
ARM	2.41%	2.75%	2.31%	2.63%
Hybrid ARM	2.19%	2.61%	2.30%	2.67%
MBS - CMO	2.31%	2.22%	1.87%	2.21%
Non-Agency RMBS	4.63%	4.91%	4.60%	5.30%
CMBS	4.60%	5.24%	4.68%	5.41%
Residential Loans	3.46%	n/a	3.31%	n/a
Commercial loans	10.76%	n/a	10.97%	n/a
Average MBS portfolio	3.35%	3.31%	3.27%	3.55%

Average Borrowings*:
Agency RMBS	11,378,486	11,452,398	12,502,114	10,884,302
Non-Agency RMBS	2,990,502	1,842,351	2,776,819	1,767,130
CMBS	1,963,525	1,145,575	1,876,043	980,341
Exchangeable senior notes	400,000	-	294,815	-
Asset-backed securities issued	1,418,084	-	727,533	-
Total borrowed funds	18,150,597	14,440,324	18,177,324	13,631,773
Maximum borrowings during the period (2)	18,460,059	14,890,062	19,710,901	14,890,062

Average Cost of Funds (3):
Agency RMBS	0.39%	0.41%	0.40%	0.37%
Non-Agency RMBS	1.58%	1.77%	1.61%	1.78%
CMBS	1.47%	1.59%	1.46%	1.57%
Exchangeable senior notes	5.62%	n/a	5.61%	n/a
Asset-backed securities issued	2.90%	n/a	2.88%	n/a
Unhedged cost of funds	1.01%	0.68%	0.88%	0.64%
Hedged cost of funds	1.97%	1.67%	1.74%	1.69%

Average Equity (4):	2,426,259	2,329,921	2,636,580	2,198,633
Average debt/equity ratio (average during period)	7.48x	6.20x	6.89x	6.20x
Debt/equity ratio (as of period end)	6.94x	5.75x	6.95x	5.75x

* Average amounts for each period are based on weighted month-end balances; all percentages are annualized.  For the three and nine months ended September 30, 2013, the average balances are presented on an amortized cost basis.

(1) Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by our average of the amortized cost of the investments.  All yields are annualized.

(2) Amount represents the maximum borrowings at month-end during each of the respective periods.
(3) Average cost of funds is calculated by dividing annualized interest expense by our average borrowings.
(4) Average equity is calculated based on a weighted balance basis.